Exhibit 5.1

May 18, 2011

Celldex Therapeutics, Inc.

119 Fourth Avenue

Needham, Massachusetts 02494

Re:          Sale of Common Stock registered pursuant to Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Celldex Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with a Registration Statement on Form S-3 (File No. 333-165899) (as amended or supplemented, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the Prospectus, dated April 22, 2010 (the “Prospectus”), and the Prospectus Supplement filed pursuant to Rule 424(b) under the Securities Act, dated May 18, 2011 (the “Prospectus Supplement”), relating to the sale by the Company of 10,000,000 shares of its common stock, par value $0.001 per share (the “Common Stock”) and the option of certain underwriters (the “Underwriters”) to purchase an additional 1,500,000 shares of Common Stock (the “Overallotment Shares”).

We understand that the Common Stock and, if applicable, the Overallotment Shares are to be issued by the Company and sold by the Underwriters, as described in the Registration Statement, Prospectus and Prospectus Supplement, pursuant to an Underwriting Agreement, between the Company and Jefferies & Company, Inc. (“Jefferies”), serving as representative for the Underwriters, dated May 18, 2011, filed with the Commission as Exhibit 10.1 to the Current Report on Form 8-K to which this opinion is attached as Exhibit 5.1 (the “Underwriting Agreement”).

We have reviewed such corporate records and documents and made such examination of law as we have deemed appropriate to give the opinion expressed below.  We have relied, without independent verification, on certificates of public officials and, as to matters of fact material to the opinion set forth below, on the representations and warranties set forth in the Underwriting Agreement, and certificates of officers of the Company.  In making our examination, we have assumed that all signatures on documents examined by us are genuine, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as certified, conformed or photostatic copies.

We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the valid, binding and enforceable obligations of such parties.

The opinion expressed below is limited to the federal laws of the United States and the Delaware General Corporation Law.  We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

Based on the foregoing, we are of the opinion that the Common Stock and Overallotment Shares described above have been duly authorized and, upon issuance and delivery upon consummation of the Agreement, as described in the Registration Statement, the Prospectus, and the Prospectus Supplement, will be validly issued, fully paid and non-assessable.

We hereby consent to the inclusion of this letter as Exhibit 5(a) to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the Registration Statement, the Prospectus and the Prospectus Supplement.  In giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations thereunder.

Very truly yours,

/s/ Lowenstein Sandler PC